Exhibit 99.1

Regal Entertainment Group Reports Results for Second Quarter 2008 and
Declares Quarterly Dividend

Knoxville, Tennessee – July 24, 2008 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal second quarter 2008 results and declared a cash dividend of $0.30 per common share.

Total revenues for the second quarter ended June 26, 2008 were $675.8 million compared to total revenues of $683.4 million for the second quarter of 2007.  Net income was $13.8 million in the second quarter of 2008, which included a $11.1 million after-tax loss on debt extinguishment, compared to net income of $52.7 million in the second quarter of 2007, which benefitted from a $17.0 million after-tax gain on the sale of the Company’s Fandango interest.  Diluted earnings per share was $0.09 for the second quarter of 2008 compared to $0.33 during the second quarter of 2007. Adjusted earnings per diluted share(1) was $0.16 for the second quarter of 2008 compared to $0.22 during the second quarter of 2007.  Adjusted EBITDA(2) of $124.4 million for the second quarter of 2008 represented an Adjusted EBITDA margin of approximately 18.4%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on September 19, 2008, to stockholders of record on September 11, 2008.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“During the quarter we were able to quickly integrate the 400 screens acquired from Consolidated Theatres ahead of the summer box office season and demonstrated an ability to control a number of critical expense categories,” stated Mike Campbell, CEO of Regal Entertainment Group.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2008 results on July 24, 2008 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853

(Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #264084.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,776 screens in 551 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 33 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Two Quarters Ended 6/26/08 and 6/28/07

(in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 26, 2008	June 28, 2007	June 26, 2008	June 28, 2007
Revenues
Admissions	$455.7	$457.9	$887.7	$884.6
Concessions	188.9	197.4	355.0	365.7
Other operating revenues	31.2	28.1	59.9	58.1
Total revenues	675.8	683.4	1,302.6	1,308.4

Operating expenses
Film rental and advertising costs	247.0	252.4	462.9	470.4
Cost of concessions	25.5	27.9	48.2	52.9
Rent expense	90.0	83.3	173.3	164.3
Other operating expenses	180.5	176.2	349.1	341.1
General and administrative expenses (including share-based compensation expense of $1.5 million and $1.4 million for the quarters ended June 26, 2008 and June 28, 2007, respectively, and $2.9 million and $3.5 million for the two quarters ended June 26, 2008 and June 28, 2007, respectively)	15.8	16.8	30.8	32.8
Depreciation and amortization	49.9	46.1	96.2	92.4
Net loss (gain) on disposal and impairment of operating assets	2.3	(2.6)	4.5	2.8
Joint venture equity including former employee compensation	0.1	0.3	0.3	3.7
Income from operations	64.7	83.0	137.3	148.0

Interest expense, net	30.0	25.5	59.7	56.5
Gain on NCM transaction	—	—	—	(350.7)
Gain on sale of Fandango interest	—	(28.3)	—	(28.3)
Earnings recognized from NCM	(5.9)	(2.2)	(14.3)	(2.2)
Minority interest in earnings of consolidated subsidiaries and other	0.6	0.2	1.2	0.2
Loss on debt extinguishment	17.7	—	70.5	—
Income before income taxes	22.3	87.8	20.2	472.5
Provision for income taxes	8.5	35.1	9.4	190.7
Net income	$13.8	$52.7	$10.8	$281.8

Diluted earnings per share	$0.09	$0.33	$0.07	$1.78
Adjusted earnings per diluted share(1)	$0.16	$0.22	$0.36	$0.35

Weighted average number of diluted shares outstanding	154.7	160.2	153.8	158.7

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	June 26, 2008	Dec. 27, 2007

Cash and cash equivalents	$223.8	$435.2
Total assets	2,688.0	2,634.9
Total debt	2,029.8	1,965.5
Stockholders’ deficit	(213.7)	(119.3)

Operating Data

(unaudited)

	Quarter Ended
	June 26, 2008	June 28, 2007
Theatres at period end	551	529
Screens at period end	6,776	6,368
Average screens per theatre	12.3	12.0
Attendance (in thousands)	59,724	61,739
Average ticket price	$7.63	$7.42
Average concessions per patron	$3.16	$3.20

Reconciliation of EBITDA to Net Cash Provided by (Used in) Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended
	June 26, 2008	June 28, 2007

EBITDA	$102.2	$159.4
Interest expense, net	(30.0)	(25.5)
Provision for income taxes	(8.5)	(35.1)
Deferred income taxes	(27.6)	(2.0)
Loss on debt extinguishment	17.7	—
Changes in operating assets and liabilities	25.3	(136.6)
Gain on sale of Fandango interest	—	(28.3)
Other items, net	6.2	1.4
Net cash provided by (used in) operating activities	$85.3	$(66.7)

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended
	June 26, 2008	June 28, 2007

EBITDA	$102.2	$159.4
Gain on sale of Fandango interest	—	(28.3)
Net loss (gain) on disposal and impairment of operating assets	2.3	(2.6)
Share-based compensation expense	1.5	1.4
Joint venture employee compensation	0.1	0.3
Loss on debt extinguishment	17.7	—
Minority interest and other, net	0.6	0.2
Adjusted EBITDA(2)	$124.4	$130.4

Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended
	June 26, 2008	June 28, 2007

Net cash provided by (used in) operating activities	$85.3	$(66.7)
Capital expenditures	(45.8)	(37.9)
Proceeds from asset sales	3.3	7.7
Free cash flow(2)	$42.8	$(96.9)

Reconciliation to Diluted Earnings Per Share and Net Income

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended
	June 26, 2008	June 28, 2007

Net income	$13.8	$52.7
Loss on debt extinguishment, net of related tax effects	11.1	—
Net income excluding loss on debt extinguishment	24.9	52.7
Gain on sale of Fandango interest, net of related tax effects	—	(17.0)
Net income, excluding loss on debt extinguishment and gain on sale of Fandango interest, net of related tax effects	24.9	35.7

Weighted average number of diluted shares outstanding	154.7	160.2

Adjusted earnings per diluted share(1)	$0.16	$0.22
Diluted earnings per share	$0.09	$0.33

(1)          We have included adjusted earnings per diluted share (net income, excluding loss on debt extinguishment, net of related tax effects, and gain on sale of Fandango interest, net of related tax effects divided by weighted average number of diluted shares outstanding), because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, gain on sale of Fandango interest, net loss (gain) on disposal and impairment of operating assets, share-based compensation expense, joint venture employee compensation, loss on debt extinguishment and minority interest and other, net) was approximately $124.4 million, or 18.4% of total revenues, for the quarter ended June 26, 2008.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.